Exhibit 10.3(c)

Gary M. Spitz

225 Warrenton Drive

Houston, Texas 77024

October 11, 2004

VIA HAND DELIVERY

KRATON Polymers LLC

700 Milam Street,

13th Floor, North Tower

Houston, TX 77002

Attention:	George Gregory
President & Chief Executive Officer

Dear George;

Pursuant to paragraph 1 of the Separation Agreement dated April 26, 2004 (the “Separation Agreement”), as amended pursuant to the Letter Agreements dated June 8, 2004, July 20, 2004 and August 30, 2004 (the “Amendments”) (collectively, the Separation Agreement and the Amendments shall be referred to as the “Agreement”), I hereby give forty-five (45) days written notice of my intent to terminate my employment with the Company pursuant to the terms of such Agreement.

Accordingly, my Separation Date from the Company will be November 24, 2004 and as of such date I will resign from all positions as an employee and officer of the Company and all other direct and indirect subsidiaries and affiliates of the Company.

All other terms and conditions of the Agreement remain unchanged.

Sincerely;

/s/ GARY M. SPITZ
Gary M. Spitz

cc:	Joseph J. Waiter General Counsel